                                                                   Exhibit 3(b)



Consent of Independent Auditors

The Board of Directors
GE Life and Annuity Assurance Company
 and
Contractholders
GE Life & Annuity Separate Account II:


We consent to the use of our reports included herein and to the reference to our firm under the heading "Experts" in the Registration Statement.

Our report on the consolidated financial statements of GE Life and Annuity Assurance Company and subsidiary dated January 22, 2001 contains an explanatory paragraph that states the Company changed its method of account for insurance-related assessments in 1999.


                                                  /s/KPMG LLP


Richmond, VA
January 11, 2002